FOR IMMEDIATE RELEASE
Contacts:

Investors
Mike Weinstein
510-260-8585
Mike.Weinstein@sunpower.com

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Sarah Spitz
832-444-7151
Sarah.Spitz@sunpower.com

SunPower Reports First Quarter 2022 Results

•Recorded $350 million GAAP revenue, including record-high $336 million non-GAAP residential revenue, 41% year-over-year residential growth
•Added 16,500 customers, 40% year-over-year growth
•Entered second quarter with a record 13,800 backlog, up 169% year-over-year
•Advancing industry leadership with late-stage discussions to develop world’s most innovative residential panel with First Solar

SAN JOSE, Calif., May 5, 2022 - SunPower Corp. (NASDAQ: SPWR), a leading solar technology and energy services provider, today announced financial results for the first quarter, ending April 3, 2022.

“SunPower delivered strong first quarter results, driven by a record $336 million non-GAAP residential revenue, representing 41% growth year-over-year. Demand is accelerating as consumers look to solar as a more stable, secure and sustainable energy source, and this is evident as we enter the second quarter with a record backlog and pipeline for new homes,” said Peter Faricy, SunPower CEO. “We are executing across our key growth pillars and making strategic investments to ensure SunPower can capture this demand. This includes securing nationwide coverage through our direct business and dealer network, creating a world-class customer experience, building out our installation capacity, and developing industry leading financial products, hardware and software solutions.”

SunPower reported first quarter net loss of $2M and Adjusted EBITDA of $11 million.

Capturing Demand by Executing Across Strategic Pillars

Energy share-of-wallet is increasing faster than other spending categories, according to a 2021 Deloitte Insights Consumer Spending Forecast, which predicts customers will increase spending on energy products and services by more than 20% from 2021 to 2026 compared to a total 7% increase in projected disposable personal income during that time. Demand for cleaner, more reliable energy is higher than ever, yet less than 5% of the 100 million home addressable market have adopted solar, presenting a land-grab opportunity for solar providers.

SunPower made significant strides towards capturing this demand in the first quarter, adding 16,500 customers in the period, up 40% from the previous year, with a record customer backlog of 13,800 bookings and a 70,000-customer new homes pipeline, setting the company up for high growth in 2022. SunPower is executing across the strategic pillars described at its recent Analyst Day to ensure it can capture this unprecedented demand through the rest of 2022 and beyond. First quarter updates include:

1.SunPower is in late-stage discussions with First Solar (NASDAQ: FSLR) to co-develop the world’s most advanced residential solar panel, exclusively for SunPower. This initiative is expected to support SunPower’s strategy to expand its catalog of suppliers while remaining the leader in superior products and tech innovation.

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2.SunPower launched its Dealer Accelerator Program, through which it is making investments in local solar dealers to advance their growth and expand into new territory. As part of the program, participating dealers agree to sell SunPower® solar systems, SunVault™ battery storage and SunPower Financial™ solutions, with the goal of accelerating adoption of solar through SunPower’s ecosystem of products. To date, the company has made minority investments in Freedom Solar, which serves Texas, the Front Range of Colorado and central Florida; and Sea Bright Solar, which serves New Jersey, New York and Southern California. SunPower also added 83 new dealers to its network in the last quarter.

3.New Homes continues to be a key pillar of SunPower’s business, providing meaningful growth in the first quarter and a record-high pipeline of more than 70,000 single and multifamily homes. SunPower currently holds a 41% market share among the top 60 builders in California and has five national agreements with the top 20 U.S. homebuilders. SunPower is actively expanding its new homes leadership across the country; in March, the company announced a multi-year exclusive agreement with builder Landsea Homes (NASDAQ: LSEA) covering California, Texas, Arizona and Florida.

4.SunPower Financial closed the Dorado 1 lease/PPA fund, adding approximately $350 million of capacity to support customer demand and growth, reducing the combined cost of capital for lease and loan to less than 5.25%.

5.SunPower’s Net Promoter Score improved from 35 to 49, a 32% improvement year-over-year. Phone and Chat Service Levels also improved, reducing customer wait times 48% to less than one minute. The company’s digital efforts also resulted in improved App Store ratings for the mySunPower mobile app and web page, with the App Store rating up from 4.2 to 4.4.

Financial Highlights

($ Millions, except percentages, residential customers, and per-share data)	1st Quarter 2022	4th Quarter 2021	1st Quarter 2021
GAAP revenue from continuing operations	$350.3	$347.8	$240.1
GAAP gross margin from continuing operations	20.6%	17.3%	19.1%
GAAP net income (loss) from continuing operations	$(2.2)	$38.9	$(47.1)
GAAP net income (loss) from continuing operations per diluted share	$(0.01)	$0.22	$(0.28)
Non-GAAP revenue from continuing operations[1]	$336.1	$347.5	$237.9
Non-GAAP gross margin from continuing operations[1]	21.7%	17.9%	22.2%
Non-GAAP net income (loss) from continuing operations[1]	$2.9	$4.1	$10.2
Non-GAAP net income (loss) from continuing operations per diluted share[1]	$0.02	$0.02	$0.05
Adjusted EBITDA[1]	$11.2	$7.7	$18.8
Residential customers	443,800	427,300	363,000
Cash[2]	$142.3	$123.7	$209.8

The pending sale of our C&I Solutions business met the criteria for classification as “discontinued operations” in accordance with the guidance in ASC 205-20, Discontinued Operations for the first quarter of fiscal 2022. For all periods presented, the financial results of C&I Solutions are excluded in the table above.

1Information about SunPower's use of non-GAAP financial information, including a reconciliation to U.S. GAAP, is provided under "Use of Non-GAAP Financial Measures" below

2Includes cash and cash equivalents, excluding restricted cash

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“Closing out a strong first quarter we continue to perform well, with GAAP gross margin of 20.6% and non-GAAP residential gross margins above 20% for six quarters in a row. Additionally, our direct business is growing rapidly and outperforming the market,” said Manavendra Sial, chief financial officer at SunPower. “In the first half of the year, you’ll see us investing heavily in our platform to sustain strong customer demand and ensure our ability to capture the nation’s growing interest in home solar. We expect to reap the rewards of that investment as we look towards the second half of the year and beyond, and we are on track to meet our 2022 guidance.”

Financial highlights include:
1.Added 16,500 customers in this quarter, bringing total install base to 443,800
2.Recorded GAAP gross margin of 20.6% and non-GAAP residential gross margin of 23.0%
3.Achieved SunPower Financial attachment rate greater than 40%

Financial Outlook
SunPower affirmed prior 2022 guidance of $2,000-$2,400 Adjusted EBITDA per customer and 73,000-80,000 incremental customers, resulting in $90-$110 million Adjusted EBITDA for the year.
Earnings Conference Call Information
SunPower will discuss its first quarter 2022 financial results on a conference call, today, Thursday, May 5 at 1:30 p.m. Pacific Time. The call-in number is (877) 371-5747 conference ID 5479606, passcode: SunPower, or the webcast can be accessed from SunPower's website at http://investors.sunpower.com/events.cfm.

This press release contains both GAAP and non-GAAP financial information. Non-GAAP figures are reconciled to the closest GAAP equivalent categories in the financial attachment of this press release.

About SunPower
Headquartered in California's Silicon Valley, SunPower (NASDAQ: SPWR) is a leading Distributed Generation Storage and Energy Services provider in North America. SunPower offers the only solar + storage solution designed and warranted by one company that gives customers control over electricity consumption and resiliency during power outages. For more information, visit www.sunpower.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: (a) expectations regarding demand and our future performance based on backlog, bookings, projected consumer demand, and pipelines in our sales channels and for our products, and our ability to meet consumer demand; (b) our plans and expectations our strategic partnerships and initiatives, including our proposed partnership with First Solar, our agreement with Landsea Homes, and our dealer accelerator program, and the anticipated business and financial impacts thereof; (c) our strategic plans and areas of investment and focus, both current and future, and expectations for the results thereof, including expansion of our direct business and dealer network, improving customer experience, increasing installation capacity, and development of new products and services; (d) our expectations regarding projected demand and growth in 2022 and beyond, our positioning for future success, and ability to capture demand and deliver long-term value to our shareholders; (e) our expectations for industry trends and factors, and the impact thereof on our business and strategic plans; and (f) our guidance for fiscal year 2022, including Adjusted EBITDA per customer, incremental customers, and Adjusted EBITDA, and related assumptions.

These forward-looking statements are based on our current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (1) regulatory changes and the availability of economic incentives promoting use of solar energy; (2) potential disruptions to our operations and supply chain that may result from epidemics or natural disasters, including impacts of the Covid-19 pandemic, and other factors; (3) competition in the solar and general energy industry, supply chain constraints, and pricing pressures; (4) changes in public policy, including the imposition and applicability of tariffs; (5) our dependence on sole- or limited-source supply relationships, including for our solar panels and other components of our products; (6) risks related to the introduction of new or enhanced products, including potential technical challenges, lead times, and our ability to match supply with demand while maintaining quality, sales, and support standards; (7) the success of our ongoing research and development efforts and our ability to commercialize new products and services, including products and services developed through strategic partnerships; (8) our liquidity, indebtedness, and ability to obtain
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additional financing for our projects and customers; and (9) challenges managing our acquisitions, joint ventures, and partnerships, including our ability to successfully manage acquired assets and supplier relationships. A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent report on Form 10-K, particularly under the heading "Risk Factors." Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at investors.sunpower.com. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

©2022 SunPower Corporation. All rights reserved. SUNPOWER, SUNPOWER FINANCIAL, SUNVAULT, and the SUNPOWER logo are trademarks or registered trademarks of SunPower Corporation in the U.S.

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SUNPOWER CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 3, 2022	January 3, 2021
Assets
Current assets:
Cash and cash equivalents	$142,250	$123,735
Restricted cash and cash equivalents, current portion	681	691
Short-term investments	308,835	365,880
Accounts receivable, net	116,354	121,268
Contract assets	35,721	25,994
Inventories	245,612	214,432
Advances to suppliers, current portion	2,685	462
Prepaid expenses and other current assets	128,271	100,212
Current assets of discontinued operations	179,484	120,792
Total current assets	1,159,893	1,073,466

Restricted cash and cash equivalents, net of current portion	12,857	14,887
Property, plant and equipment, net	42,495	33,560
Operating lease right-of-use assets	30,337	31,654
Solar power systems leased, net	44,550	45,502
Goodwill	126,338	126,338
Other intangible assets, net	24,776	24,879
Other long-term assets	129,529	156,994
Long-term assets of discontinued operations	—	47,526
Total assets	$1,570,775	$1,554,806

Liabilities and Equity
Current liabilities:
Accounts payable	$179,069	$138,514
Accrued liabilities	129,569	101,980
Operating lease liabilities, current portion	11,439	10,753
Contract liabilities, current portion	66,127	62,285
Short-term debt	107,863	109,568
Convertible debt, current portion	423,987	—
Current liabilities of discontinued operations	138,153	86,496
Total current liabilities	1,056,207	509,596

Long-term debt	338	380
Convertible debt, net of current portion	—	423,677
Operating lease liabilities, net of current portion	26,215	28,566
Contract liabilities, net of current portion	19,059	18,705
Other long-term liabilities	109,295	141,197
Long-term liabilities of discontinued operations	—	42,661
Total liabilities	1,211,114	1,164,782

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Equity:
Common stock	174	173
Additional paid-in capital	2,719,927	2,714,500
Accumulated deficit	(2,150,083)	(2,122,212)
Accumulated other comprehensive income	11,170	11,168
Treasury stock, at cost	(222,573)	(215,240)
Total stockholders' equity	358,615	388,389
Noncontrolling interests in subsidiaries	1,046	1,635
Total equity	359,661	390,024
Total liabilities and equity	$1,570,775	$1,554,806

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SUNPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	THREE MONTHS ENDED
	April 3, 2022	January 2, 2022	April 4, 2021
Total revenues	$350,277	$347,830	$240,136
Total cost of revenues	277,968	287,585	194,170
Gross profit	72,309	60,245	45,966
Operating expenses:
Research and development	5,010	4,214	4,624
Sales, general, and administrative	76,996	68,717	42,267
Restructuring charges (credits)	627	175	3,766
(Gain) loss on sale and impairment of residential lease assets	—	—	(226)
(Income) expense from transition services agreement, net	266	956	(3,087)
Total operating expenses	82,899	74,062	47,344
Operating income (loss)	(10,590)	(13,817)	(1,378)
Other (expense) income, net:
Interest income	42	—	52
Interest expense	(5,044)	(5,203)	(7,027)
Other, net	1,444	68,871	(44,515)
Other (expense) income, net	(3,558)	63,668	(51,490)
(Loss) income from continuing operations before income taxes and equity in earnings of unconsolidated investees	(14,148)	49,851	(52,868)
Benefits from (provision for) income taxes	11,643	(10,814)	5,126
Net (loss) income from continuing operations	(2,505)	39,037	(47,742)
(Loss) income from discontinued operations before income taxes and equity in losses of unconsolidated investees[1]	(26,298)	(18,645)	(1,854)
Benefits from (provision for) income taxes from discontinued operations	343	602	98
Net (loss) income from discontinued operations, net of taxes	(25,955)	(18,043)	(1,756)
Net (loss) income	(28,460)	20,994	(49,498)
Net loss (income) from continuing operations attributable to noncontrolling interests	339	(176)	595
Net loss (income) from discontinued operations attributable to noncontrolling interests	250	(622)	518
Net loss (income) attributable to noncontrolling interests	589	(798)	1,113
Net (loss) income from continuing operations attributable to stockholders	(2,166)	38,861	(47,147)
Net (loss) income from discontinued operations attributable to stockholders	(25,705)	(18,665)	(1,238)
Net (loss) income attributable to stockholders	$(27,871)	$20,196	$(48,385)

Net (loss) income per share attributable to stockholders - basic:
Continuing operations	$(0.01)	$0.22	$(0.28)
Discontinued operations	$(0.15)	$(0.11)	$(0.01)
Net (loss) income per share – basic	$(0.16)	$0.11	$(0.29)

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Net (loss) income per share attributable to stockholders - diluted:
Continuing operations	$(0.01)	$0.22	$(0.28)
Discontinued operations	$(0.15)	$(0.11)	$(0.01)
Net (loss) income per share – diluted	$(0.16)	$0.11	$(0.29)

Weighted-average shares:
Basic	173,376	173,019	171,200
Diluted	173,376	192,875	171,200

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SUNPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	THREE MONTHS ENDED
	April 3, 2022	January 2, 2022	April 4, 2021
Cash flows from operating activities:
Net (loss) income	$(28,460)	$20,994	$(49,498)
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	4,665	4,008	2,849
Stock-based compensation	5,427	6,126	5,437
Non-cash interest expense	726	947	1,505
Loss (gain) on equity investments	(1,315)	(68,950)	44,730
(Gain) loss on sale of investments	—	—	(1,162)
Deferred income taxes	(13,750)	9,797	(3,901)
(Gain) loss on sale and impairment of residential lease assets	—	—	(226)
Other, net	845	439	(5,054)

Changes in operating assets and liabilities:
Accounts receivable	(12,354)	(14,099)	4,114
Contract assets	(6,519)	6,163	487
Inventories	(35,081)	(1,567)	(8,271)
Project assets	2,892	1,581	9,197
Prepaid expenses and other assets	(86,502)	(21,786)	1,429
Operating lease right-of-use assets	2,415	2,548	2,875
Advances to suppliers	(2,222)	225	(3,852)
Accounts payable and other accrued liabilities	41,444	39,976	(24,152)
Contract liabilities	22,066	13,736	(13,461)
Operating lease liabilities	(3,027)	(2,549)	(3,429)
Net cash (used in) provided by operating activities	(108,750)	(2,411)	(40,383)
Cash flows from investing activities:
Purchases of property, plant and equipment	(8,636)	(6,090)	(1,964)
Investments in software development costs	(1,521)	(1,051)	—
Cash paid for solar power systems	—	—	(635)
Cash received from sale of investments	—	—	1,200
Cash paid for acquisitions, net of cash acquired	—	(124,200)	—
Cash paid for equity investments	(7,000)	—	—
Proceeds from sale of equity investment	149,830	—	—
Cash paid for investments in unconsolidated investees	(154)	—	—
Net cash provided by (used in) investing activities	132,519	(131,341)	(1,399)
Cash flows from financing activities:
Proceeds from bank loans and other debt	21,458	28,412	71,323
Repayment of bank loans and other debt	(23,944)	(24,385)	(35,076)
Repayment of non-recourse residential and commercial financing debt	—	—	(9,713)
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	THREE MONTHS ENDED
	April 3, 2022	January 2, 2022	April 4, 2021
Purchases of stock for tax withholding obligations on vested restricted stock	(7,332)	(2,500)	(2,118)
Net cash (used in) provided by financing activities	(9,818)	1,527	24,416
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	—	—	—
Net increase (decrease) in cash, cash equivalents, and restricted cash	13,950	(132,225)	(17,367)
Cash, cash equivalents and restricted cash, beginning of period	148,613	280,838	246,804
Cash, cash equivalents, and restricted cash, end of period	$162,563	$148,613	$229,437

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets, including discontinued operations:
Cash and cash equivalents	142,250	123,735	$213,105
Restricted cash and cash equivalents, current portion	681	691	10,928
Restricted cash and cash equivalents, net of current portion	12,857	14,887	5,404
Cash, cash equivalents, and restricted cash from discontinued operations	6,776	9,300	—
Total cash, cash equivalents, and restricted cash	$162,564	$148,613	$229,437

Supplemental disclosure of cash flow information:
Property, plant and equipment acquisitions funded by liabilities	922	(1,210)	1,647
Right-of-use assets obtained in exchange of lease obligations	877	3,671	11,528
Fair value of contingent consideration for business combination	—	11,100	—
Cash paid for interest	9,874	1,555	11,437
Cash paid for income taxes	250	2,509	39

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Use of Non-GAAP Financial Measures
To supplement its consolidated financial results presented in accordance with United States Generally Accepted Accounting Principles ("GAAP"), the company uses non-GAAP measures that are adjusted for certain items from the most directly comparable GAAP measures. The specific non-GAAP measures listed below are: revenue; gross margin; net loss; net loss per diluted share; and adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). Management believes that each of these non-GAAP measures are useful to investors, enabling them to better assess changes in each of these key elements of the company's results of operations across different reporting periods on a consistent basis, independent of certain items as described below. Thus, each of these non-GAAP financial measures provide investors with another method to assess the company's operating results in a manner that is focused on its ongoing, core operating performance, absent the effects of these items. Management uses these non-GAAP measures internally to assess the business, its financial performance, current and historical results, as well as for strategic decision-making and forecasting future results. Many of the analysts covering the company also use these non-GAAP measures in their analysis. Given management's use of these non-GAAP measures, the company believes these measures are important to investors in understanding the company's operating results as seen through the eyes of management. These non-GAAP measures are not prepared in accordance with GAAP or intended to be a replacement for GAAP financial data; and therefore, should be reviewed together with the GAAP measures and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

Non-GAAP gross margin includes adjustments relating to gain/loss on sale and impairment of residential lease assets, litigation, stock-based compensation, and amortization of intangible assets, each of which is described below. In addition to the above adjustments, non-GAAP net loss and non-GAAP net loss per diluted share are adjusted for adjustments relating to mark to market gain on equity investments, gain on business divestitures, impairment of property, plant, and equipment, transaction-related costs, non-cash interest expense, restructuring charges (credits), gain on convertible debt repurchased, tax effect of these non-GAAP adjustments, each of which is described below. In addition to the above adjustments, Adjusted EBITDA includes adjustments relating to cash interest expense (net of interest income), provision for income taxes, and depreciation.

Non-GAAP Adjustments Based on International Financial Reporting Standards (“IFRS”)
The company’s non-GAAP results include adjustments under IFRS that are consistent with the adjustments made in connection with the company’s internal reporting process as part of its status as a consolidated subsidiary of TotalEnergies SE, our controlling shareholder and a foreign public registrant that reports under IFRS. Differences between GAAP and IFRS reflected in the company’s non-GAAP results are further described below. In these situations, management believes that IFRS enables investors to better evaluate the company’s performance, and assists in aligning the perspectives of the management with those of TotalEnergies SE.

•Mark-to-market loss (gain) in equity investments: We recognize adjustments related to the fair value of equity investments with readily determinable fair value based on the changes in the stock price of these equity investments at every reporting period. Under U.S. GAAP, mark-to-market gains and losses due to changes in stock prices for these securities are recorded in earnings while under IFRS, an election can be made to recognize such gains and losses in other comprehensive income. Such an election was made by TotalEnergies SE. Further, we elected the Fair Value Option (“FVO”) for some of our equity method investments, and we adjust the carrying value of those investments based on their fair market value calculated periodically. Such option is not available under IFRS, and equity method accounting is required for those investments. We believe that excluding these adjustments on equity investments is consistent with our internal reporting process as part of its status as a consolidated subsidiary of TotalEnergies SE. and better reflects our ongoing results.

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Other Non-GAAP Adjustments
•Results of operations of businesses exited/to be exited: We exclude the results of operations of our legacy businesses that we have exited, or to be exited, from our Non-GAAP results. These legacy businesses include our light commercial business that we exited starting this first fiscal quarter of 2022 to reinforce the Company’s strategic direction to focus solely on the residential solar market, Hillsboro, Oregon facility that ceased manufacturing and revenue generation in the first quarter of 2021, as well as, results of our legacy power plant and legacy O&M businesses. We are not doing new activities for these businesses, and the remaining activities comprise of true-up of estimated milestones payments, settlement of certain warranty obligations on projects and other wind-down activities. As such, these are excluded from our non-GAAP results as they are not reflective of our ongoing operating results.

•Loss/Gain on sale and impairment of residential lease assets: In fiscal 2018 and 2019, in an effort to sell all the residential lease assets owned by us, we sold membership units representing a 49% membership interest in majority of its residential lease business and retained a 51% membership interest. We record an impairment charge based on the expected fair value for a portion of residential lease assets portfolio that was retained. Any charges or credits on these remaining unsold residential lease assets impairment, as well as its corresponding depreciation savings, are excluded from our non-GAAP results as they are not reflective of ongoing operating results.

•Stock-based compensation: Stock-based compensation relates primarily to our equity incentive awards. Stock-based compensation is a non-cash expense that is dependent on market forces that are difficult to predict. We believe that this adjustment for stock-based compensation provides investors with a basis to measure the company's core performance, including compared with the performance of other companies, without the period-to-period variability created by stock-based compensation.

•Litigation: We may be involved in various instances of litigation, claims and proceedings that result in payments or recoveries. We exclude gains or losses associated with such events because the gains or losses do not reflect our underlying financial results in the period incurred. We also exclude expenses pertaining to litigation relating to businesses that discontinued as a result of spin-off of Maxeon Solar, for which we are indemnifying them. We believe that it is appropriate to exclude such charges from our non-GAAP results as they are not reflective of ongoing operating results.

•Transaction-related costs: In connection with material transactions such as acquisition or divestiture of a business, the company incurred transaction costs including legal and accounting fees. We believe that it is appropriate to exclude these costs from our non-GAAP results as they would not have otherwise been incurred as part of the business operations and therefore is not reflective of ongoing operating results.

•Amortization of intangible assets and software: We incur amortization of intangible assets as a result of acquisitions, primarily from the Blue Raven acquisition, which includes brand, non-compete arrangements, and purchased technology. In addition, we also incur amortization of our capitalized internal-use software costs once the software has been placed into service, until the end of the useful life of the software. We believe that it is appropriate to exclude these amortization charges from our non-GAAP results as they are non-recurring in nature, and are therefore not reflective of ongoing operating results.

•Executive transition costs: We incur non-recurring charges related to the hiring and transition of new executive officers. During fiscal 2021, we appointed a new chief executive officer, as well as other chief executives, and we are investing resources in those executive transitions, and in developing new members of management as we complete our transformation. We believe that it is appropriate to exclude these from our non-GAAP results as they are not reflective of ongoing operating results.

•Acquisition-related costs: We incurred certain costs in connection with the acquisition of Blue Raven, that are either paid as part of the transaction or will be paid in the coming year, but are considered post-acquisition compensation under the applicable GAAP framework due to the nature of such items. A majority of the expense incurred in fourth quarter of fiscal 2021 represents cash paid to certain employees
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of Blue Raven for settlement of their pre-existing share-based payment plan, in excess of the respective fair value. Other post-combination expenses include change in fair value of contingent consideration as well as deferred post-combination employment expense payable to certain Blue Raven employees and sellers. We believe that it is appropriate to exclude these from our non-GAAP results as they are directly related to the acquisition transaction and non-recurring in nature, and are therefore not reflective of ongoing operating results.

•Business reorganization costs: In connection with the spin-off of Maxeon into an independent, publicly traded company, we incurred and expect to continue to incur, non-recurring charges on third-party legal and consulting expenses, primarily to enable in separation of shared information technology systems and applications. We believe that it is appropriate to exclude these from our non-GAAP results as it is not reflective of ongoing operating results.

•Restructuring charges (credits): We incur restructuring expenses related to reorganization plans aimed towards realigning resources consistent with the company’s global strategy and improving its overall operating efficiency and cost structure. Although the company has engaged in restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. We believe that it is appropriate to exclude these from our non-GAAP results as it is not reflective of ongoing operating results.

•Tax effect: This amount is used to present each of the adjustments described above on an after-tax basis in connection with the presentation of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. Our non-GAAP tax amount is based on estimated cash tax expense and reserves. We forecast our annual cash tax liability and allocates the tax to each quarter in a manner generally consistent with its GAAP methodology. This approach is designed to enhance investors’ ability to understand the impact of our tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP to non-GAAP adjustments, which may not reflect actual cash tax expense, or tax impact of non-recurring items.

•Adjusted EBITDA adjustments: When calculating Adjusted EBITDA, in addition to adjustments described above, we exclude the impact of the following items during the period:
•Cash interest expense, net of interest income
•Provision for income taxes
•Depreciation

For more information about these non-GAAP financial measures, please see the tables captioned "Reconciliations of GAAP Measures to Non-GAAP Measures" set forth at the end of this release, which should be read together with the preceding financial statements prepared in accordance with GAAP.
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SUNPOWER CORPORATION
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

Adjustments to Revenue:

	THREE MONTHS ENDED
	April 3, 2022	January 2, 2022	April 4, 2021
GAAP revenue	$350,277	347,830	$240,135
Results of operations of businesses exited/to be exited	(14,208)	(318)	(2,198)
Non-GAAP revenue	$336,069	347,512	$237,937

Adjustments to Gross Profit Margin:

	THREE MONTHS ENDED
	April 3, 2022	January 2, 2022	April 4, 2021
GAAP gross profit from continuing operations	$72,309	$60,245	$45,966
Other adjustments:
Results of operations of businesses exited/to be exited	(260)	1,586	6,911
Executive transition costs	378	—	—
(Gain) loss on sale and impairment of residential lease assets	(279)	(275)	(494)
Stock-based compensation expense	899	708	537
Non-GAAP gross profit	$73,047	$62,264	$52,920

GAAP gross margin (%)	20.6%	17.3%	19.1%
Non-GAAP gross margin (%)	21.7%	17.9%	22.2%

Adjustments to Net Income (Loss):

	THREE MONTHS ENDED
	April 3, 2022	January 2, 2022	April 4, 2021
GAAP net (loss) income from continuing operations attributable to stockholders	$(2,166)	$38,861	$(47,147)
Adjustments based on IFRS:
Mark-to-market (gain) loss on equity investments	(1,315)	(68,950)	44,730
Other adjustments:
Results of operations of businesses exited/to be exited	2,933	2,661	11,200
(Gain) loss on sale and impairment of residential lease assets	(279)	(275)	(5,383)
Litigation	177	(9,311)	5,133
Stock-based compensation expense	5,329	5,217	4,354
Amortization of intangible assets and software	1,978	1,579	—
Transaction-related costs	964	(22)	200
Executive transition costs	1,469	1,254	—
Business reorganization costs	—	(129)	954
Restructuring charges (credits)	186	190	(105)
Acquisition-related costs	5,808	18,764	—
Tax effect	(12,186)	14,257	(3,741)
Non-GAAP net income (loss) attributable to stockholders	$2,898	$4,096	$10,195

Adjustments to Net Income (loss) per diluted share:

	THREE MONTHS ENDED
	April 3, 2022	January 2, 2022	April 4, 2021
Net income (loss) per diluted share
Numerator:
GAAP net (loss) income available to common stockholders[1]	$(2,166)	$38,861	$(47,147)
Add: Interest expense on 4.00% debenture due 2023, net of tax	—	3,026	—
Add: Interest expense on 0.875% debenture due 2021, net of tax	—	—	—
GAAP net income (loss) available to common stockholders[1]	$(2,166)	$41,887	$(47,147)

Non-GAAP net income (loss) available to common stockholders[1]	$2,898	$4,096	$10,195

Denominator:
GAAP weighted-average shares	173,376	173,019	171,200
Effect of dilutive securities:
Restricted stock units	—	2,788	—
0.875% debentures due 2021	—	—	—
4.00% debentures due 2023	—	17,068	—
GAAP dilutive weighted-average common shares:	173,376	192,875	171,200

Non-GAAP weighted-average shares	173,376	173,019	171,200
Effect of dilutive securities:
Restricted stock units	1,399	2,788	4,113
4.00% debentures due 2023	—	—	17,068
Non-GAAP dilutive weighted-average common shares[1]	174,775	175,807	192,381

GAAP dilutive net (loss) income per share - continuing operations	$(0.01)	$0.22	$(0.28)
Non-GAAP dilutive net income (loss) per share - continuing operations	$0.02	$0.02	$0.05

1In accordance with the if-converted method, net (loss) income available to common stockholders excludes interest expense related to the 0.875% and 4.00% debentures if the debentures are considered converted in the calculation of net (loss) income per diluted share. If the conversion option for a debenture is not in the money for the relevant period, the potential conversion of the debenture under the if-converted method is excluded from the calculation of non-GAAP net income (loss) per diluted share.

Adjusted EBITDA:

	THREE MONTHS ENDED
	April 3, 2022	January 2, 2022	April 4, 2021
GAAP net (loss) income from continuing operations attributable to stockholders	$(2,166)	$38,861	$(47,147)
Mark-to-market (gain) loss on equity investments	(1,315)	(68,950)	44,730
Other adjustments:
Results of operations of businesses exited/to be exited	2,933	2,661	11,200
(Gain) loss on sale and impairment of residential lease assets	(279)	(275)	(5,383)
Litigation	177	(9,311)	5,133
Stock-based compensation expense	5,329	5,217	4,354
Amortization of intangible assets and software	1,978	1,579	—
Transaction-related costs	964	(22)	200
Executive transition costs	1,469	1,254	—
Business reorganization costs	—	(129)	954
Restructuring charges (credits)	186	190	(105)
Acquisition-related costs	5,808	18,764	—
Cash interest expense, net of interest income	4,878	5,141	6,951
(Benefit from) provision for income taxes	(11,676)	10,242	(5,124)
Depreciation	2,873	2,508	3,029
Adjusted EBITDA	$11,159	$7,730	$18,792

FY 2022 GUIDANCE

(in thousands)	FY 2022
Residential Customers	73,000 - 80,000
Residential Adjusted EBITDA/Customer[1]	$2,000 - $2,400
Adjusted EBITDA	$90 million -$110 million
Net Income (GAAP)	$135 million -$155 million

1.Excluding Product & Digital operating expenses for Residential only.

2.Adjusted EBITDA guidance for FY 2022 includes net adjustments that increase GAAP net income by approximately $45 million primarily relating to the following adjustments: stock-based compensation expense, results of operations of businesses exited/to be exited, mark-to-market (gain) loss on equity investments, (gain) loss on business divestitures, net, acquisition-related costs, interest expense, depreciation and amortization, income taxes, and other non-recurring adjustments.